UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

THE HANOVER INSURANCE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 The Hanover Insurance Group, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2025 For Shareholders of Record as of March 20, 2025 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. For a convenient way to view the proxy materials, VOTE, and to obtain directions to attend the meeting, go to: www.proxydocs.com/THG To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet, and we have chosen to utilize these procedures. Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located below. If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. The Hanover Insurance Group, Inc. Notice of 2025 Annual Meeting of Shareholders Meeting Type: Date: Time: Place: Annual Meeting of Shareholders Tuesday, May 13, 2025 9:00 AM, Eastern Time Annual Meeting to be held at The Hanover Insurance Group, Inc. Headquarters located at 440 Lincoln Street, Worcester, MA 01653 SEE REVERSE FOR FULL AGENDA INTERNETwww.investorelections.com/THG Call: (866)648-8133 E-MAIL paper@investorelections.com For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/THG If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 2, 2025. To order paper materials, use one of the following methods. Meeting Materials: Annual Report and Notice of Meeting and Proxy Statement

The Hanover Insurance Group, Inc. 2025 Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3 PROPOSAL 1. Election of five Directors, each for a one-year term 1.01 Kevin J. Bradicich 1.02 Theodore H. Bunting, Jr. 1.03 William E. Donnell 1.04 Joseph R. Ramrath 1.05 John C. Roche 2. Advisory approval of the Company's executive compensation 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent, registered public accounting firm for 2025